Exhibit 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of The Lincoln Electric Company Employee Savings Plan (the “Employee Savings Plan”) for the year ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Vincent K. Petrella, Acting Chair of the Investment Committee of the Employee Savings Plan, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

Date: June 29, 2005

/s/ VINCENT K. PETRELLA

Vincent K. Petrella
Acting Chair, Administrative Committee
of the Employee Savings Plan

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

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